FIRST AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT

     This First Amendment to Shareholder Rights Agreement (the "Amendment") is entered into as of August 21, 1999, by and between Startec Global Communications Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York company (the "Rights Agent").

                          WITNESSETH:

     WHEREAS, the Company and the Rights Agent are parties to that certain Shareholder Rights Agreement dated as of March
26, 1998 (the "Agreement");

     WHEREAS, pursuant to Section 27 of the Agreement, the Board of Directors deems it desirable and in the best interests of the Company and its stockholders to amend the Agreement as set forth below; and

     WHEREAS, the execution and delivery of this Amendment has been duly authorized by all of the members of the Board of Directors of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, as amended hereby.

     2.   Amendments to Agreement.

          2.1. The introductory paragraph of the Agreement is amended to reflect that the Company is a Delaware corporation.

          2.2. The definition of "Acquiring Person" in
Section 1 of the Agreement is deleted in its entirety and is replaced with the following:

               ""Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined). Notwithstanding the foregoing, however, if the Board of Directors of the Company determines that a Person that would otherwise be an Acquiring Person hereunder has become such inadvertently, and such Person as promptly as practicable thereafter (but in no event later than (x) the date that is 10 Business Days after the Stock Acquisition Date or (y) such later date that the Board of Directors has, prior to such tenth Business Day, set), enters into such other agreement or arrangement as the Board of Directors of the Company approves, then such Person shall not be deemed to be an Acquiring Person for any purpose of this Agreement. All determinations as to whether any Person is or is not an Acquiring Person under this definition shall be made by the Board of Directors of the Company, and such determinations shall be conclusive and binding upon all holders of Rights."

          2.3. The definition of "Company" in Section 1 of the Agreement is hereby amended to reflect that the Company is a Delaware corporation.

          2.4. The definition of "Distribution Date" in
Section 1 of the Agreement is hereby amended as follows: In the first line of the definition under item (i), "tenth day" is replaced by "tenth Business Day" and in the last line of the definition, the percentage "10%" is replaced by "15%."

          2.5 The definition of "Exempt Person" in Section 1 of the Agreement is hereby amended as follows: In the eighth, forty-fourth and forty-seventh lines of the definition, the percentage "10%" is replaced by "15%."

          2.6 Section 32 of the Agreement is deleted in its entirety and is replaced with the following:

               "This Agreement, each Right and each Rights
               Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State."

     3.   Reference to and Effect on the Agreement.

          3.1 Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder,"
"hereof," and "herein" shall mean and be a reference to the Agreement as amended hereby.

          3.2 Except as specifically amended above, all of the terms, conditions and covenants of the Agreement shall remain unaltered and in full force and effect and shall be binding upon the parties thereto in all respects and are hereby ratified and confirmed.

     4. Choice of Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     6. Counterparts. This Amendment may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                    STARTEC GLOBAL COMMUNICATIONS CORPORATION


                    By: /s/ PRABHAV V. MANIYAR
                        -------------------------------
                        Prabhav V. Maniyar
                        Senior Vice President and Chief
                        Financial Officer


                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                    By: /s/ R. BERNHAMMER
                        -------------------------------
                        R. Bernhammer
                        Vice President